UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014 (August 20, 2014)

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Amendment and Restatement of Bylaws

On August 20, 2014, the Board of Directors of Alpha Natural Resources, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, to add Article IX, Section 9.01 to require that Delaware be the exclusive forum for derivative and certain other suits unless the Company consents in writing to the selection of an alternative forum.

The above description is qualified in its entirety by the Bylaws which are attached hereto as Exhibit 3.3 and incorporated herein by reference.  Additionally, a copy of the Bylaws marked to show changes to the former bylaws is included as Exhibit 3.3.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.3	Amended and Restated Bylaws of Alpha Natural Resources, Inc.
3.3.1	Amended and Restated Bylaws of Alpha Natural Resources, Inc. (marked to show changes from former bylaws).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: August 26, 2014	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary

Exhibit Index

Exhibit No.	Description
3.3	Amended and Restated Bylaws of Alpha Natural Resources, Inc.
3.3.1	Amended and Restated Bylaws of Alpha Natural Resources, Inc. (marked to show changes from former bylaws).